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                                 AGREEMENT TO ACQUIRE
                   COLLEGE FOUNDATION PLANNERS, INC. (CFPI) STOCK
                                         BY
                      COLLEGE BOUND STUDENT ALLIANCE, INC. (CBSA)


    THIS AGREEMENT is made and entered into this April 20, 2000, by and between Constance J. Cooper (hereinafter referred to as "Cooper"), and College Bound Student Alliance, Inc., a Colorado corporation (hereinafter referred to as "CBSA").


                                RECITALS

                        Basic Factual Background:

    - Revenues of CFPI for year ended October 31, 1999 - $431,600

    - Annual expenditures, for Cooper items (approximate): salary $54,000; mortgage payments $19,200; $10,000 loan $1,920; credit card $24,000; car payments & other auto amounts $5,400

    - Approximate Mortgage Loan Balances (monthly payment $1,632) - $232,112

    - A $9,429 unsecured loan with monthly payments of $228/month


    NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

    1. PURCHASE OF STOCK.

    Cooper agrees to transfer to CBSA, and CBSA agrees to purchase and accept Ten Thousand (10,000) issued and outstanding shares of capital stock of the College Foundation Planners, Inc. ("CFPI"), a California corporation, so as to effect a one hundred percent (100%) stock ownership to CBSA as to all the issued and outstanding capital stock of CFPI.

    2. PURCHASE PRICE AND PAYMENT.

       a. As part of the purchase consideration, CBSA agrees to pay (issue and transfer) to COOPER, 500,000 shares of CBSA restricted ("lettered") common stock upon Closing, of which 250,000 shares will be delivered at Closing and the remaining 250,000 shares if and only if CFPI achieves at least $431,600 revenue on or by the first anniversary date of the Closing.




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       b. As a further part of the purchase consideration, CBSA agrees to pay
Cooper a deferred cash portion of the purchase price in the sum of Two
Hundred Forty One Thousand Five Hundred Forty and 63/100 Dollars ($241,540.63) as follows:

          (i) A Promissory Note in the sum of Nine Thousand Four Hundred Twenty Eight and 52/100 Dollars ($9,428.52) in the form attached hereto as Exhibit "A" secured by Security Agreements and UCC-1 Financing Statements in the form attached hereto as Exhibits "D","E","F" and "G";

          (ii) A Promissory Note in The Sum of Twenty Five Thousand Eight Hundred Sixty and 41/100 Dollars ($25,860.41) in the form attached hereto as Exhibit "B"; secured by Security Agreements and UCC-1 financing Statements in the form attached hereto as Exhibits "D","E","F" and "G"; and

          (iii) A Promissory Note in the sum of Two Hundred Six Thousand Two Hundred Fifty One and 70/100 Dollars ($206,251.70) in the form attached hereto as Exhibit "C", secured by Security Agreements and UCC-1 Financing Statements in the form attached hereto as Exhibits "D","E","F" and "G".

       The foregoing three (3) Promissory Notes are hereinafter referred to as "the Promissory Notes".

       3. STOCK OPTIONS.

    COOPER will receive a four (4) year option to acquire 166,666 shares (or an aggregate of 500,000 shares over the next three (3) years) on the following terms:

       a. TIME OF EXERCISE. This Option may be exercised commencing April 20, 2001 and shall expire four years following the last options granted. On each anniversary date, Constance J. Cooper will have the option to acquire 166,666 shares each year at any exercise price of the higher of $0.50 per share or market value four months from date of closing (to be determined by the average trading price for the ten day trading period following 120 days from closing), exercisable immediately upon receipt of the option, to the extent CFPI achieves forecasts in each of the next three years in accordance with terms of said option agreement. If the calculated average market price exceeds $1.00 per share then the option price is limited to $1.00 per share, and if the calculated average is less than $0.50 per share then the option exercise


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price is set at $0.50 per share. In the event Optionee does not achieve the forecast agreed upon, the 166,666 shares will be adjusted downward to reflect the percentage of the forecast reached over the base revenues of $431,6000 in year one, $650,000 in year two, and $750,000 in year three. The period of time during which the option may be exercised is four years after each option is received and is referred to herein as the "Option Period."

            4.  ASSUMPTION OF ASSETS AND LIABILITIES

            As part of this Stock Purchase Agreement CBSA will acquire all the tangible and intangible assets of CFPI, including trademarks and tradenames, computer systems, software, contracts, receivables, cash in checking account, etc., and assume and pay all the disclosed liabilities on a monthly basis as projected as set forth on Exhibit "H" attached hereto, and all other liabilities of CFPI incurred in the normal course of business.

            5. PRIORITY PAYMENTS

               (a) Upon closing CBSA will assume responsibility for the finances of CFPI. Existing revenue sources from CFPI will continue to be deposited into the existing CFPI bank account and all existing business expenses of CFPI will continue to be disbursed from this account in the following monthly priority order:

            (1) Payroll;
            (2) Payment on the Promissory Notes to COOPER;
            (3) Rent on the CFPI current business premises; and
            (4) Remaining operating expenses.


             During the unpaid term of the Promissory Notes, CBSA agrees to have an automatic electronic transfer in place for the CFPI bank account for the purpose of paying the monthly payments to the designated Lenders under the terms of the Promissory Notes and the monthly rent payment on the CFPI business premises located at 14081 South Yorba Street, Suites 106 and 112, Tustin, California.


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               (b) In addition, all new revenues generated nationally from
CBSA relating to CFPI products will be deposited into the CFPI bank account, and related direct selling expenses such as commissions and service expenses of delivering the CFPI product will be disbursed from the CFPI bank account.

              (c) The arrangements in (a) and (b) above will be maintained until the Promissory Notes are fully paid off and separate accounting records tracking CFPI pre-tax operating cash flow will be maintained for purposes of computing bonus payments to COOPER.

              (d) Regarding the Promissory Notes to COOPER: CBSA shall guarantee payments in the event that CFPI can not make the monthly Promissory Note payments. Monthly Promissory Note payments will be paid from the first monthly revenues earned by CFPI. CBSA's payment guarantee regarding the Promissory Notes shall be deemed satisfied upon COOPER receipt of $241,540.63, plus accrued interest paid pursuant to the terms of the Promissory Notes, and COPPER's receipt of the CBSA stock and CBSA's performance pursuant to the terms of this Agreement. It is understood that CBSA's receipt of at least $4 million financing for the partial purpose of paying off the Promissory Notes is estimated to occur within one (1) year.

            6. COOPER EMPLOYMENT AGREEMENT

            COOPER will enter into CBSA's standard employment contract, which would include the following key provisions:

               (a) Executive V.P. of CBSA and Chief Operations Officer ("COO") of CFPI, and member of CBSA's Management Committee

               (b) Compensation: $4,500/month

               (c) Bonus payments:
                   (1) 50% of CFPI's annual pre-tax cash flow from $50,000 to $150,000
                   (2) 25% over $150,000 up to $300,000

               (c) Period of time - 3 years, can be extended at mutual consent




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                   (d) Anticipates +/- 20% of COOPER's time allocated to CBSA national activities in 1st year

                   (e) Search for candidate to replace COOPER's COO responsibilities within 1 year (could come from within or outside)

                   (g) COOPER gradually reduces CFPI COO responsibilities while increasing responsibilities for CBSA product development, marketing strategies and speaking engagements

                   (h) COOPER is to be reimbursed for reasonable business expenses

                   (i) CFPI to continue to pay car lease @ $380/month + car expenses

                   (j) Standard non-compete and confidentiality provisions; however, the non-compete and confidentiality provisions shall be subject to CBSA's performance under this Agreement.

              7.   CFPI - EMPLOYEES AND EMPLOYEE OPTIONS.

                   (a) All existing employees of CFPI will continue consistent with their existing employment arrangements and subject to applicable law with the CFPI and will receive an aggregate of 40,000 shares of lettered CBSA common stock, upon reaching the first anniversary date with CBSA, and to be allocated to said employees at the discretion of COOPER.

                   (b) Up to three (3) key employees (to be determined jointly by CBSA and COOPER) will participate in CBSA's stock option program when instituted beginning after the first anniversary date of the Closing, as long as they are in continued employment with CBSA.

              8.   CONTINUED BUSINESS OPERATION.

              CFPI will conduct its operations in the normal course of business from now until the Closing, and no special disbursements or capital expenditures will be made.


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              9.  CFPI DATE AND RECORDS.

              CFPI will provide the following data to CBSA prior to the Closing, represented by COOPER that the information provided is true, complete and correct to the best of her knowledge and belief:

              a. A detailed list of assets;
              b. A detailed list of liabilities and contingent liabilities;
              c. A copy of financial statements for the last two fiscal years;
              d. A copy of corporate tax returns for the last two fiscal years; and
              e. A list of all trademarks, trade names, contracts and agreements.

              10. UPDATE OF CFPI DATA, RECORDS AND FORECASTS.

              As soon as practicable after the Closing date, COOPER shall assist in providing a balance sheet and updated list of items under Paragraph 9 above and the following projections:

              a. Detail forecast of revenues and expenditures for the next 12 months; and

              b. Forecasts for reaching the minimum projections of $431,600 in the first year after the Closing date, $650,000 in the second year after the Closing date and $750,000 in the third year after the Closing date and, related expenses for the next three (3) years.

              11. CBSA FINANCIAL STATEMENTS.

              CBSA will provide the following data to COOPER prior to the Closing, represented by CBSA that the information provided is true, complete and correct to the best of its knowledge and belief:

              a. A copy of its financial statements for the last two (2) fiscal years.

              12. TRANSACTION ATTORNEY FEES AND COSTS.

              Any expense of legal reviews regarding this Agreement or transaction shall be borne by the respective parties.

              13. THIRD PARTY VENDERS.

              It is understood by the parties to this Agreement that a new contract(s) will have to be negotiated with STS relating to the SAT, ACT and PSAT products as well as a possible reassignment of Western Regional Director responsibilities for the STS school district products.


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It is also understood that the "MeritMoney"-Registered Trademark- trademark and program is owned by Karin Brough, and that CFPI has an agreement with Karin Brough to provide MeritMoney-Registered Trademark- services to CFPI at a rate of $40 per student, and that such services will continue to be available to CFPI for at least the next one year, and COOPER will endeavor and use her best efforts to extend the Agreement for two or more years.

              14. CBSA MONTHLY FINANCIAL REPORTS.

              CBSA will provide COOPER with a monthly financial report on the results of CFPI's financial operations as long as obligations are due her on the Promissory Notes or, bonus and incentive plans are in effect.

              15. CBSA SO. CALIFORNIA REPRESENTATIVE.

              A CBSA representative from the Southern California area will be provided to CFPI to help facilitate the marketing and sale of CBSA profile products.

              16. COOPER THIRD PARTY NEGOTIATIONS.

              Upon signing of this agreement, COOPER represents that she has terminated discussions with other parties relating to acquisition or merger of CFPI.

              17. THE CLOSING DATE.

              The Closing date shall be concurrent with the execution of this Agreement and all related documents.

              18. THE CLOSING.

              (a) At the Closing the following endorsed and signed documents to be delivered by COOPER:

                  (1) A stock certificate representing all issued and
              outstanding shares (10,000) of CFPI stock, Articles of Incorporation, By-Laws, Board Minutes, etc. of CFPI.


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                  (2) As many items as available as per Item 9 of this
              Agreement (the balance to be provided as soon as practicable after the Closing).

                  (3) Signature card authorizations for CFPI's bank account
              along with a CFPI corporate resolution requesting two (2) authorized signatures for all disbursements over $250.00.

                  (4) A list of employees, with their Social Security
              numbers, receiving shares of CBSA common stock and the # of shares thereon.

              (b) At the Closing the following endorsed and signed documents to be delivered by CBSA:

                  (1) A certificate for 250,000 shares of CBSA common "lettered" stock in the name of COOPER.

                  (2) A copy of a certificate for 250,000 shares of CBSA
              common "lettered" stock certificate to be held in escrow in the name of COOPER.

                  (3) Stock Option Agreement pursuant to the above terms of
              Paragraph 3 for the benefit of COOPER.

                  (4) The Promissory Notes to COOPER from CBSA as follows:

                      (a) The three (3) Promissory Notes for the respective
                  principal balance sums of Nine Thousand Four Hundred Twenty Eight and 52/100 Dollars ($9,428.52), Twenty Five Thousand Eight Hundred Sixty and 41/100 Dollars ($25,860.41) and Two Hundred Six Thousand Two Hundred Fifty One and 70/100 Dollars ($206,251.70) relating to CBSA's deferred cash purchase of the CFPI capital stock.


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                 (5) A Security Agreement by CBSA regarding the three (3)
        Promissory Notes in the form Attached hereto as Exhibit "D" and related UCC-1 Financing Statement in the form attached hereto as Exhibit "E", and

                 (6) A Security Agreement by CFPI regarding the three (3) Promissory Notes in the form attached hereto as Exhibit "F" and related Financing Statement in the form attached hereto as Exhibit "G".

                 (7) An Assignment Of Lease As Collateral Security in the form attached hereto as Exhibit "I".

                 (8) An Irrevocable Proxy, in the form attached hereto as Exhibit "J"; and

                 (9) A Pledge Agreement - Possessory Security Interest In Stock Certificates in the form attached hereto as Exhibit "K".

        19. COOPER PERSONAL TAXES.

        It is understood that COOPER is responsible for her personal income taxes under all payments of the above notes and stock made to her pursuant to this Agreement.

        20. EFFECTIVE DATE.

        This Agreement shall be effective on the date of the Closing.

        21. WARRANTY OF TITLE.

        The parties respectively warrant that they have valid and marketable title to the shares of capital stock of CFPI and CBSA which are the subject of this Agreement, and that they have authority and capacity to sell and transfer said shares subject only to regulations or limitation imposed by governmental bodies. In addition, COOPER warrants that only Ten


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Thousand (10,000) shares of CFPI capital stock is issued and outstanding and there are no liens or encumbrances on said shares.

         22. NO RELIANCE OR REPRESENTATIONS.

         CBSA represents, understands and agrees that in purchasing the shares of the capital stock of CFPI which are the subject of this Agreement, it is relying upon its own investigation regarding the value of the shares and is not relying on any representation of value contained in this Agreement or previously made by COOPER, and that it has been provided access to all books, records and financial statements which it has requested for the purpose of making said investigation.

        23. AGREEMENT TO PERFORM NECESSARY ACTS.

        Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

        24. SUCCESSOR AND ASSIGNS.

        This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

        25. VALIDITY OF AGREEMENT.

        It is intended that each Paragraph or Sub-Paragraph of this Agreement shall be viewed as separate and devisable, and in the event that any Paragraph or Sub-Paragraph shall be held to be invalid, the remaining Paragraphs or Sub-Paragraphs shall continue to be in full force and effect.

        26. GOVERNING LAW.

        This Agreement shall be construed in accordance with, and governed by the laws of the State of California.


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        27. ATTORNEYS FEES.

        If any action is brought under this Agreement by reason of any claim or cause of action against the other, arising out of or in connection with any breach or other nonperformance of the provisions of this Agreement, then the party which is successful upon any final determination of any such claim or cause of action shall be entitled to reasonable preparation, investigation and Court costs and reasonable attorneys' fees.


        28. ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Constance J. Cooper                         College Bound Student Alliance, Inc.



/s/ Constance J. Cooper                     /s/ Jerome M. Lapin
-----------------------                     ----------------------------------
Constance J. Cooper                         By: Jerome M. Lapin, C.E.O.


                                            /s/ Janice A. Jones
                                            ----------------------------------
                                            By: Janice A. Jones, Corporate
                                            Secretary


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